Exhibit 4.5

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EBR SYSTEMS, INC.

WARRANT TO PURCHASE NEW SERIES B PREFERRED STOCK

No. PBW- «No»	August 26, 2019

Void After August 26, 2029

This Certifies That, for value received, «Name» or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from EBR Systems, Inc., a Delaware corporation (the “Company”) up to «AmountSpelledOut» («Shares») shares of the New Series B Preferred Stock of the Company.

Immediately prior to the closing of the Company’s initial public offering, this warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares issuable under this warrant would then be convertible, so long as such shares, if this warrant has been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the automatic conversion provisions (or otherwise) of the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

This Warrant is being issued pursuant to the terms of the Note and Warrant Purchase Agreement, dated August 26, 2019 by and among the Company and the Purchasers therewith (the “Purchase Agreement”).

1.       Definitions. As used herein, the following terms shall have the following respective meanings:

(a)       “Exercise Period” shall mean the period commencing on the date hereof and ending ten years later, unless sooner terminated as provided below.

(b)       “Exercise Price” shall mean $0.8245 per Exercise Share subject to adjustment pursuant to Section 5 below.

(c)       “Exercise Shares” shall mean the shares of the Company’s New Series B Preferred Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2.       Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)       An executed Notice of Exercise in the form attached hereto;

(b)       Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

1.

(c)       This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time (but not later than fifteen (15) business days) after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Each certificate or certificates so delivered shall be in such denominations of Exercise Shares as may be requested by the Holder. In case of a purchase of less than all of the Exercise Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgment in the form attached hereto indicating the number of Exercise Shares which remain subject to this Warrant, if any. Notwithstanding anything to the contrary contained herein, unless the Holder otherwise notifies the Company, this Warrant shall be deemed to be automatically exercised using the Net Exercise pursuant to Section 2 hereof immediately prior to the expiration of the Exercise Period.

2.1       Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where    X =        the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

2.

3.       Covenants of the Company.

3.1       Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of the series of equity securities comprising the Exercise Shares (together with a sufficient number of shares of Common Stock issuable upon exercise of the Exercise Shares) to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes, including but not limited to soliciting the votes or written consent of the requisite stockholders of the company to effectuate such increase.

3.2       Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities (i) for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) for the purpose of effecting any capital reorganization or reclassification of the capital stock of the Company, the Company shall mail to the Holder, at least twenty (20) days prior to the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or the date on which any such reorganization or reclassification occurs, a notice specifying the date on which any such record is to be taken or such reorganization or reclassification is to occur.

4.       Representations of Holder.

4.1       Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant, the Exercise Shares and any shares of Common Stock issued upon conversion thereof, if applicable (the “Warrant Securities”) solely for its account for investment and not with a view to or for sale or distribution of said Warrant Securities or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant Securities the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2       Securities Are Not Registered.

(a)       The Holder understands that the Warrant Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)       The Holder recognizes that the Warrant Securities must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant Securities, or to comply with any exemption from such registration.

3.

(c)       The Holder is aware that none of the Warrant Securities may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3       Disposition of Warrant Securities.

(a)       The Holder further agrees not to make any disposition of all or any part of the Warrant Securities in any event unless and until:

(i)       The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission (the “Commission”) stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)       There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)       The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Act, except in unusual circumstances.

(b)       The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear legends, including the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(c)       Such shares shall also be subject to additional restrictions and obligations imposed under, and the holder of such shares shall be entitled to the additional rights and benefits with respect thereto under, the terms and conditions of the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement, and the Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated as of October 30, 2017.

4.4       Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

4.

4.5       Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Code), such Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Warrant Securities or any other provision of the Purchase Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Warrant Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Warrant Securities. Such Holder’s subscription and payment for, and continued beneficial ownership of, the Warrant Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction. The funds used to purchase the Warrant Securities, or to pay the Exercise Price, do not and will not violate the anti-money laundering provisions of the Money Laundering Control Act of 1986 or the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001.

5.       Adjustment of Exercise Price and Number of Exercise Shares.

5.1       Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. For purposes of this Section 5, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.       Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7.       Early Termination. In the event of, at any time during the Exercise Period, the Company consummates (i) an acquisition of the Company or its outstanding capital stock by another entity or person (or affiliated entities or persons) by means of a merger, tender offer, or other transaction in which the holders of the Company’s capital stock immediately prior to such merger or other transaction hold less than a majority of the Company’s capital stock immediately following such merger or other transaction; or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Company (each transaction, a “Change of Control”), the Company shall provide to the Holder twenty (20) days advance written notice of such Change of Control. Unless the Holder otherwise notifies the Company, this Warrant shall be deemed to be automatically exercised using the Net Exercise pursuant to Section 2 hereof immediately prior to the date of such Change of Control.

5.

8.       Market Stand-Off Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days, but subject to such extension, not to exceed thirty four (34) days, as may be required by the underwriters in order to publish research reports while complying with the Rule 2241 of the National Association of Securities Dealers, Inc.) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. The obligations described in this Section 8 shall apply only if all officers and directors of the Company, all one-percent security holders, and all other persons with registration rights enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Act. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period.

9.       No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.       Transfer of Warrant. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. Prior to the effectiveness of any such transfer, the Holder shall give the Company written notice thereof and the transferee shall sign an investment letter in form and substance satisfactory to the Company.

11.       Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.       Amendment. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least a majority of the aggregate principal amount of the outstanding Notes purchased pursuant to the Purchase Agreement (the “Requisite Holders”).

13.       Notices, etc. Any notice required or permitted by this Warrant shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during the normal business hours of the recipient, or if not so confirmed, then on the next business day, (c) one business day after deposit with an internationally recognized overnight courier, specifying next-business-day delivery, with customary confirmation of receipt or (d) three business days after being deposited in the U.S. mail, as first class mail, with postage prepaid, addressed to the party to be notified at such party’s address (and with such copies, which shall not constitute notice) as set forth on the first page of this Warrant or on the signature page of or Exhibit A to the Purchase Agreement, or as subsequently modified by written notice, and if to the Company, with a copy (which shall not constitute notice) to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94306, Attn: John Sellers.

14.       Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

6.

15.       Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.

7.

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date set forth above.

EBR Systems, Inc.

By:

Name:

Title:

Address:	480 Oakmead Parkway

Sunnyvale, California 94085

NEW SERIES B WARRANT SIGNATURE PAGE

NOTICE OF EXERCISE

TO: EBR Systems, Inc.

(1)     ☐     The undersigned hereby elects to purchase ________ shares of the New Series B Preferred Stock of EBR Systems, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        ☐      The undersigned hereby elects to purchase ________ shares of the New Series B Preferred Stock of EBR Systems, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)       Please issue a certificate or certificates representing said shares New Series B Preferred Stock in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

________________________

________________________

(Address)

(3)       The undersigned represents that (i) the aforesaid shares of New Series B Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of New Series B Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of New Series B Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of New Series B Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: __________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

ACKNOWLEDGMENT

To: [Name of Holder]

The undersigned hereby acknowledges that as of the date hereof, ____________________________(___________________) shares of New Series B Preferred Stock remain subject to the right of purchase in favor of [name of Holder] pursuant to that certain Warrant to Purchase New Series B Preferred Stock of dated [August] __, 2019.

DATED: ________________

EBR SYSTEMS, INC.

By:
President